UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2012

SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

(Exact name of registrant as specified in its charter)

Curaçao	1-4601	52-0684746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42, rue Saint-Dominique, Paris, France 75007

5599 San Felipe, 17th Floor, Houston, Texas 77056

Parkstraat 83, The Hague, The Netherlands 2514 JG

(Addresses of principal executive offices and zip or postal codes)

Registrant’s telephone number in the United States, including area code: (713) 375-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or By-laws; Change in Fiscal Year.

(a) On July 19, 2012, the Board of Directors of Schlumberger Limited adopted amended and restated by-laws that:

•

conform the by-laws to changes to Schlumberger’s Articles of Incorporation that were approved by Schlumberger’s stockholders at the 2011 Annual General Meeting of Stockholders held on April 6, 2011 to clarify that in contested elections directors will be elected by a plurality vote and to reflect the constitutional restructuring and dissolution of the Netherlands Antilles;

•

clarify the status, general powers, and allocation of responsibilities, of the Board of Directors and officers of Schlumberger, as a result of recent amendments to Curaçao corporate law and Schlumberger’s current Board leadership structure, including that the Chairman and any Vice-Chairman of the Board may, but need not be, an officer of Schlumberger;

•

clarify the availability of mandatory indemnification of current and former directors and officers of Schlumberger subsidiaries in actions by third parties by reason of the fact that any such person is or was a director or officer of any such Schlumberger subsidiary;

•

revise various provisions to bring the by-laws in line with actual Schlumberger practice and to reflect practices that are common in the U.S. and that are now allowed by Curaçao law, such as provisions regarding stock ownership and transfer; and

•	improve the readability and clarify certain other provisions and make other minor and conforming changes.

The amended and restated by-laws became effective immediately upon their adoption by the Board of Directors. This description of the amendments to the by-laws is qualified in its entirety by reference to the text of the amended and restated by-laws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The exhibit listed below is filed pursuant to Item 9.01 of this Form 8-K.

3.1	Amended and Restated By-laws of Schlumberger Limited (Schlumberger N.V.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHLUMBERGER N.V.
(SCHLUMBERGER LIMITED)

By:	/s/ Howard Guild

Howard Guild
Chief Accounting Officer

Date: July 19, 2012